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                                                                    Exhibit 21.1

             Subsidiaries of Pegasus Satellite Communications, Inc.

Subsidiary                                               State of Formation
----------                                               ------------------

Argos Support Services                                   Texas
B.T. Satellite, Inc.                                     Maine
Bride Communications, Inc.                               Delaware
Carr Rural TV, Inc.                                      Michigan
DBS Tele-Venture, Inc.                                   Texas
Digital Television Services of Indiana, LLC              Georgia
DTS Management, LLC                                      Georgia
Golden Sky DBS, Inc.                                     Delaware
Golden Sky Holdings, Inc.                                Delaware
Golden Sky Systems, Inc.                                 Delaware
Henry County MRTV, Inc.                                  Ohio
HMW, Inc.                                                Maine
Pegasus Broadcast Associates, L.P.                       Pennsylvania
Pegasus Broadcast Television, Inc.                       Pennsylvania
Pegasus Broadcast Towers, Inc.                           Delaware
Pegasus Letter of Credit Subsidiary, Inc.                Delaware
Pegasus Media & Communications, Inc.                     Delaware
Pegasus Real Estate Company                              Pennsylvania
Pegasus Satellite Development Corporation                Delaware
Pegasus Satellite Television, Inc.                       Delaware
Pegasus Satellite Television of Illinois, Inc.           Illinois
Portland Broadcasting, Inc.                              Maine
Primewatch, Inc.                                         North Carolina
PST Holdings, Inc.                                       Delaware
South Plains DBS, L.P.                                   Texas
Telecast of Florida, Inc.                                Florida
WDSI License Corp.                                       Delaware
WFXU Corporation                                         Delaware
WFXU License Corporation                                 Delaware
WGFL Corporation                                         Delaware
WGFL License Corporation                                 Delaware
WILF, Inc.                                               Delaware
WOLF License Corp.                                       Delaware
WPME Corp.                                               Delaware
WPME License Corp.                                       Delaware
WTLH License Corp.                                       Delaware